POWER OF ATTORNEY

 Know all by these presents, that each person whose signature appears below hereby designates and appoints each of Ronald H. Spair, Mark L. Kuna, and Jack E. Jerrett, signing singly, the undersigned's true and lawful attorney-in-fact to: (1) execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of OraSure

Technologies, Inc., the Company, Forms 3, 4, and 5, and any amendments or supplements to such Forms, in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the

rules thereunder; (2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, and 5, or amendments or supplements thereto, and timely file such Forms, amendments and supplements with the United States Securities and Exchange Commission and any stock exchange or similar authority, including without limitation preparing, filing and executing on behalf of the undersigned any written instrument required to obtain Edgar access codes and passwords to permit the filing of any such Form 3, 4, and 5; and (3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-

in-fact may approve.

 The undersigned hereby grants to each attorney-in-fact full power and authority to take any action whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or his or her substitute, shall lawfully do or cause to be done by virtue of this Power of Attorney. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming,

nor is the Company assuming, any of the undersigned's responsibilities to comply with Section

16 of the Securities Exchange Act of 1934 or the rules thereunder.

 This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact or the Company. By executing this

Power of Attorney, the undersigned hereby revokes all prior powers of attorney executed by the undersigned with respect to the execution of Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company.

 IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 19th day of May, 2006.

       /s/ Jack Goldstein, Ph.D.

       Signature

      Jack Goldstein , Ph.D.

       Print Name